[Graphic Omitted]
                                                                 family of funds


                                             January 8, 2004

Via Telecopier (978)-388-3940
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Ventures National Incorporated
d/b/a Titan General Holdings, Inc.
2 Industrial Way
Amesbury, MA 01913
Attention: Mr. Glashow

                                    Re:  WAIVER LETTER
                                         -------------
Dear Mr. Glashow:

         Reference is hereby made to that certain Security Agreement dated November 20, 2003 by and between Ventures National Incorporated d/b/a Titan General Holdings, Inc. a Utah corporation, Inc. (the "Company") and Laurus Master Fund, Ltd. ("Laurus") (the "Security Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Security Agreement. Laurus is hereby notifying you of its decision to exercise the discretion granted to it pursuant to Section 2 (ii) of the Security Agreement to make a Revolving Credit Advance to the Company in the amount of $300,000 on the date hereof (the "Advance"), which such amount would otherwise exceed eighty five percent (85%) of the Company's Eligible Accounts on the date hereof. In addition, Laurus made an Overadvance to the Company on December 9, 2003 in the aggregate principal amount of $142,745 (the "Initial Overadvance"). As of the date hereof accrued and unpaid interest on the Initial Overadvance is $23.75.

         Although each of the Initial Overadvance and the Advance would constitute Overadvance under the Security Agreement, for a period of four months from the date hereof (the "Period"), Laurus hereby waives compliance with Sections 3 of the Security Agreement, but solely as such provision relates to the immediate repayment requirement for Overadvances. Laurus further agrees that for solely for such Period neither the Initial Advance nor the Advance shall be deemed an Overadvance and shall not trigger an Event of Default under Section 18(a) of the Security Agreement. No Event of Default has occurred under the Security Agreement or the Ancillary Agreements and other terms and provisions of the Security Agreement and the Ancillary Agreements remain in full force and effect.

                                                     LAURUS MASTER FUND, LTD.


                                                     By:   /s/ DAVID GRIN
                                                        ---------------------
                                                           David Grin


         Agreed and accepted on the date hereof


         VENTURES NATIONAL INCORPORATED
         D/B/A TITAN GENERAL HOLDINGS, INC.

         By: /s/ ANDREW GLASHOW
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            Name: Andrew Glashow
            Title: President